UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2009

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457 Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We previously reported that, on June 11, 2008, we received notice from the NYSE Alternext US, successor to the American Stock Exchange (the “Exchange”), that its review of our Form 10-Q for the period ending March 31, 2008 indicated that our Company was not in compliance with one of the Exchange’s standards for the continued listing of our common stock as set forth in Part 10 of the Exchange’s Company Guide (the “Company Guide”) and, as a result, the Company had become subject to the Exchange’s suspension and delisting procedures. Specifically, the notice stated that the Company was not in compliance with Section 1003(a)(iv) of the Company Guide in that it had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired, that it appeared questionable, in the opinion of the Exchange, whether the Company would be able to continue operations and/or meet its obligations as they mature.

Subsequently, on November 5, 2008, we received notice that, based on the Exchange’s review of our Annual Report on Form 10-K for the year ended June 30, 2008, the Company was not in compliance with an additional standard for the continued listing of our common stock as set forth in Part 10 of the Exchange’s Company Guide and, as a result, the Company had become subject to the Exchange’s suspension and delisting procedures. Specifically, the notice stated that the Company was not in compliance with Section 1003(a)(i) of the Company Guide because its stockholders’ equity was less than $2,000,000 and it had incurred losses from continuing operations and net losses in two of its three most recent fiscal years.

On January 26, 2009, we received notice from the Exchange, that, based on its review of information we submitted in response to the November notice, the Company has not made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(i) of the Company Guide within the allotted amount of time. Additionally, the notice stated that the Company also is not in compliance with Section 1003(b)(i)(C) of the Company Guide because the aggregate market value of its publicly held shares has been less than $1,000,000 for more than 90 consecutive days. As a result, the Staff has determined that the Company is subject to immediate delisting proceedings. Unless we appeal the Staff’s determination by February 2, 2009, the Exchange will suspend trading in our common stock and file an application with the Securities and Exchange Commission to strike our common stock from listing and registration on the Exchange. In light of current economic conditions in general and, in particular, conditions within the marine industry, we do not believe we can regain compliance with the Exchange’s continued listing standards in the near-term. As a result, our Board of Directors has elected not to appeal the Staff’s determination.

Following the delisting of our common stock, our outstanding shares will be quoted in the Pink Sheets under a new trading symbol. We will publicly announce the new symbol when it becomes known to us.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following Exhibit is being furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: January 30, 2009	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer